UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Jackson Financial Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(I)(1) and 0-11.

Explanatory Note

The following information relates to and supplements the proxy statement (the “Proxy Statement”) of Jackson Financial Inc. (the “Company”), dated April 25, 2022, and is furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually at 11:00 a.m. Eastern Daylight Time on June 9, 2022, and at any adjournment or postponement of the Annual Meeting. This supplement is being furnished to correct an error in the Proxy Statement regarding the number of shares of the Company’s Class A Common Stock outstanding as of the record date for the Annual Meeting.

The Company hereby replaces in its entirety the Questions and Answers, VOTING INFORMATION, the subsection entitled “Who is entitled to Vote” on page 86 of the Proxy Statement to correct the number of shares outstanding as of the record date. The revised text is, as follows:

VOTING INFORMATION

Who is entitled to vote?

Holders of shares of Class A Common Stock outstanding on Jackson’s books at the close of business on April 14, 2022, the record date for the meeting, may vote. There were 86,672,714 shares of common stock outstanding on that date.